UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2017

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing

As previously disclosed by Cachet Financial Solutions, Inc. (the “Company”) on a Current Report on Form 8-K, filed on March 22, 2017, Liyuan Woo, the chairperson of the Audit Committee and a member of the Corporate Governance Committee, resigned from the Company’s Board of Directors as a result of a conflict of interest between her new employer and not due to any disagreement with the Company or any of its directors or executive officers. On March 30, 2017, the Company received a Cure Letter from Nasdaq which notified the Company that the resignation of Ms. Woo caused the Company to no longer be compliant with Nasdaq’s independent director audit committee requirements as set forth in Listing Rule 5605. Pursuant to Listing Rule 5605, the Company intends to appoint a new director to comply with the independent director audit committee requirements within the cure period set forth in Listing Rules 5605(b)(1)(A) and 5605(c)(4), which is the earlier of the Company’s next annual shareholders’ meeting or March 22, 2018; or if the next annual shareholders’ meeting is held before September 18, 2017, then no later than September 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2017

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan Meier
Bryan Meier
Chief Financial Officer